                                                                      EXHIBIT 21


                           SUBSIDIARIES OF SONAT INC.
                               AS OF MARCH 1, 1999

                                                                             Percent of
                                                        Country of             Voting
                                                       Organization          Securities
                                                        or, if United         Owned by
                                                        States, State        Immediate
Name of Company                                        of Organization         Parent
---------------                                        ---------------       ---------
SONAT INC.: (a)

  SNT REALTY INC. (b)                                      Alabama              100%

  SONAT ENERGY SERVICES COMPANY                            Delaware             100%

    Sonat West Georgia L.L.C.(c)                           Delaware             100%

    Sonat Intrastate-Alabama Inc.                          Alabama              100%

    Sonat Generating L.L.C.(c)                             Delaware             100%

    Sonat Marketing Company(d)                             Delaware             100%

      Sonat Marketing Company L. P.(e)(f)(g)               Delaware              65%

        JV Trading Inc. (h)                                Delaware             100%

        Keystone Trading Company                           Delaware             100%

        Vail Trading Company                               Delaware             100%

    Sonat Power Inc. (i)                                   Delaware             100%

      Sonat Mid-Georgia L.L.C.(j)                          Delaware             100%

    Pacific Gas Power Inc.                                 Delaware             100%

    Sonat Power Marketing Inc.(k)                          Delaware             100%

      Sonat Power Marketing L. P.                          Delaware              65%

    Utilities Service Group L.P. (l)                       Delaware             100%

----------------------------
Indentations indicate subsidiaries of subsidiaries

                                                                             Percent of
                                                        Country of             Voting
                                                       Organization          Securities
                                                        or, if United         Owned by
                                                        States, State        Immediate
Name of Company                                        of Organization         Parent
---------------                                        ---------------       ---------
   SONAT EXPLORATION COMPANY (m)                           Delaware             100%

       Field Gas Gathering Inc.                            Delaware             100%

       Sonat Minerals Inc.                                 Delaware             100%

       Sonat Minerals Leasing Inc.                         Delaware             100%

       Sonat Texas Gathering Company                       Delaware             100%

       Sonat Oil Transmission Inc.                         Delaware             100%

       Stateline Gas Gathering Company                     Delaware             100%

  SONAT EXPLORATION GOM INC.                               Delaware             100%

       Sonat Energy Development I Company                  Delaware             100%

  SONAT POWER SYSTEMS INC.                                 Delaware             100%

  SONAT SERVICES INC.                                      Alabama              l00%

       Sonat Services (D. C.) Inc.                         Delaware             100%

  SOUTHERN NATURAL GAS COMPANY(n)(o)                       Delaware             100%

       Sea Robin Pipeline Company(p)                       Louisiana            100%

       Sonat Gathering Company                             Delaware             100%

       Sonat Ventures Inc. (q)(r)                          Delaware             100%

         Sonat NGV Technology Inc. (s)                     Delaware             100%

       South Georgia Natural Gas Company                   Delaware             l00%

       Southern Deepwater Pipeline Company
         L.L.C.                                            Delaware             l00%

       Southern LNG Inc.                                   Delaware             l00%

                                                                             Percent of
                                                        Country of             Voting
                                                       Organization          Securities
                                                        or, if United         Owned by
                                                        States, State        Immediate
Name of Company                                        of Organization         Parent
---------------                                        ---------------       ---------
  Southern Gas Storage Company (t)                       Delaware               l00%

  Southern Offshore Pipeline Company
   L.L.C.                                                Delaware               100%

Notes
-----
(a)      Sonat Inc. owns 50 percent of Citrus Corp., which owns 100 percent of the stock of Florida Gas Transmission Company, Florida Intrastate
         Pipeline Company, Citrus Trading Corp., Citrus Industrial Sales
         Company, Citrus Energy Services, Inc. and Citrus Interstate Pipeline
         Company. Houston Natural Gas Company, a wholly owned subsidiary of
         Enron Corp., owns the remaining 50 percent of Citrus Corp.

(b)      SNT Realty Inc. has a 50-percent interest in Fifth Avenue Realty
         Company, an unincorporated joint venture, the remaining 50 percent of which is owned by AmSouth Bank N.A.

(c) Sonat West Georgia L.L.C. and Sonat Generating L.L.C. each hold general partnership interest in West Georgia Generating Company L.P., a
         Delaware limited partnership.

(d) Sonat Marketing Company is a 65-percent participant and General Partner in Sonat Marketing Company L. P., a limited partnership; AGL Energy
         Services, Inc., a wholly owned subsidiary of AGL Resources, Inc., holds a 35-percent limited partnership interest.

(e)      Sonat Marketing Company L.P. has a 50-percent interest in Sonat Public
         Service Company L.L.C., a limited liability company, the remaining 50 percent of which is owned by PSNC Production Corporation, a wholly owned subsidiary of Public Service Company of North Carolina, Inc.

(f)      Sonat Marketing Company L.P. has a 50-percent interest in Stone &
         Webster Sonat Energy Resources L.L.C., a Delaware limited liability company; the remaining 50-percent interest is held by Stone & Webster
         Engineers & Construction, Inc, a wholly owned subsidiary of Stone &
         Webster, Inc.

(g)      Sonat Marketing Company L.P has a 50-percent interest in Unicom Gas
         Services LLC, a limited liability company, the remaining 50 percent of which is held by Unicom Energy Services, Inc., a wholly owned subsidiary of Unicom Corporation.

(h)      JV Trading Inc. has a 50-percent partnership interest in Seminole Gas
         Marketing; the remaining 50-percent partnership interest of which is held by Suwannee Gas Marketing, Inc., a subsidiary of Lykes Energy,
         Inc.

(i) Sonat Power Inc. is a 50-percent participant in AES/Sonat Power L.L.C., a limited liability company, the remaining 50-percent interest of which is held by AES Gas Power, Inc., a wholly owned subsidiary of The AES
         Corporation.

(j)      Sonat Mid-Georgia L.L.C. is a 50-percent participant in Mid-Georgia
         Cogen L.P., the remaining 50 percent is held jointly by NCP Inc. and NCP Houston Power Inc., wholly owned subsidiaries of GPU, Inc.

(k)      Sonat Power Marketing Inc. is a 65-percent participant and General
         Partner in Sonat Power Marketing L.P., a limited partnership; AGL Power
         Services, Inc., a wholly owned subsidiary of AGL Resources, Inc., holds a 35-percent limited partnership interest.

(l) Sonat Energy Services Company has a 64-percent limited partnership interest and a 1-percent general partnership interest and Sonat Power
         Marketing Inc. has a 35-percent limited partnership interest in Utilities Service Group L.P., a Delaware limited partnership.

(m)      Sonat Exploration Company has a 50-percent interest in Black Warrior
         Methane Corp. and Black Warrior Transmission Corp., the remaining 50 percent of each is held by Jim Walter Resources, Inc.

(n)      Southern Natural Gas Company has a 33.33-percent interest in Destin
         Pipeline Company, L.L.C., a limited liability company, the remaining
         66.66-percent interest is held equally by BP Amoco Destin Pipeline
         Company, a wholly owned subsidiary of BP Amoco Corporation, and Tejas
         Destin, LLC, a wholly owned subsidiary of Shell Oil Company.

(o)      Southern Natural Gas Company is a 50-percent participant in Etowah LNG
         Company, L.L.C., a limited liability company, the remaining 50 percent is held by AGL Peaking Services, Inc., a wholly owned subsidiary of AGL
         Resources, Inc.

(p) Sea Robin Pipeline Company, an unincorporated joint venture organized under the laws of the State of Louisiana, is a wholly owned subsidiary of Southern Natural Gas Company through two wholly owned limited liability companies, Southern Offshore Pipeline Company, L.L.C. and
         Southern Deepwater Pipeline Company, L.L.C.

(q)      Sonat Ventures Inc. is a 50-percent participant in Monarch CNG, an
         Alabama general partnership, the remaining 50-percent interest of which is held by Midtown NGV, Inc., a wholly owned subsidiary of Energen
         Corporation.

(r)      Sonat Ventures Inc. is a 50-percent participant in Florida Natural
         Fuels, Ltd., a Florida limited partnership, the remaining 50-percent interest of which is held by Suwannee Gas Marketing, Inc., a wholly owned subsidiary of Lykes Energy, Inc.

(s)      Sonat NGV Technology Inc. is a one-half participant in NGV Southeast
         Technology Center, L.L.C., a Georgia limited liability company, the remaining 50 percent of which is held by Georgia Energy Company, a subsidiary of AGL Resources, Inc.

(t)      Southern Gas Storage Company has a 50-percent interest in Bear Creek
         Storage Company, an unincorporated joint venture, the remaining 50 percent of which is owned by Tennessee Storage Company, a wholly owned subsidiary of Tennessee Gas Pipeline Company, a subsidiary of El Paso
         Energy Corporation. Bear Creek Storage Company has a l00-percent interest in Bear Creek Capital Corporation.


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